[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




                                                              January 13, 1998



PBHG Advisor Funds, Inc.
825 Duportail Road
Wayne, PA 19087


                  Re: PBHG Advisor Funds, Inc.
                      Registration Statement on Form N1-A
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Gentlemen:

         We understand that PBHG Advisor Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, is registering its shares of common stock with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act"), and is also registering under the Investment Company Act of 1940 ("1940 Act") as an open-end series management investment company. We have acted as counsel to the Company in connection with such registration.

         This opinion is given in connection with the filing by the Company of its Registration Statement on Form N-1A ("Registration Statement") under the 1933 Act and under the 1940 Act relating to the registration of an indefinite number of Class A, Class B and Class I shares of common stock, par value $.001 per share (the "Shares"), representing interests in the PBHG Advisor Core Value Fund, PBHG Advisor Value Opportunities Fund, PBHG Advisor New Contrarian Fund, PBHG Advisor REIT Fund, PBHG Advisor Large Cap Concentrated Fund, PBHG Advisor Growth II Fund, PBHG Advisor New Opportunities Fund, PBHG Advisor Global Technology & Communications Fund, PBHG Advisor Blue Chip Growth Fund, PBHG Advisor Growth Opportunities Fund, PBHG Advisor Enhanced Equity Fund, PBHG Advisor Trend Fund, PBHG Advisor Master Fixed Income Fund, PBHG Advisor High Yield Fund, and PBHG Advisor Cash Reserves Fund, each a series portfolio of the Company.


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PBHG Advisor Funds, Inc.
January 13, 1997
Page 2



         In connection with our giving this opinion, we have examined a copy of the Charter of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

         Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will have been legally issued, fully paid and non-assessable.

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America, and the State of Maryland.

         This opinion may be relied upon by you only in connection with the filing of the Registration Statement and may not be used or relied upon by you or any other person without in each instance our prior written consent.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "General Information - Counsel and Independent Accountants" in the Prospectus included in the Registration Statement.


                                         Very truly yours,


                                         /s/ Ballard Spahr Andrews & Ingersoll
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